Exhibit 4.1


                                    FORM OF
                           SELECTED DEALERS AGREEMENT

                                   200,000,000
                           BERKELEY INCOME TRUST, INC.
                      A Real Estate Investment Trust (REIT)

                       20,000,000 SHARES at $10 per SHARE

                            San Francisco, California

                                 _________, 2005

Gentlemen:

      The undersigned, Berkeley Capital Securities, LLC (the "Dealer Manager"), has entered into an agreement (the "Selling Agreement") with Berkeley Income Trust, Inc., A Maryland Corporation (the "REIT") and the Advisor, Berkeley Trust Advisors, LLC (the "Advisor") pursuant to which the undersigned has agreed to use its best efforts to form and manage, as Dealer Manager, a group of securities dealers (the "Soliciting Dealers") for the purpose of soliciting offers for the purchase of shares ("Shares") in the REIT. The terms of the offering are set forth in the REIT's Amended Registration Statement No. 333-109907, on Form S-11 which was filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"). Such Amended registration statement in the form in which it became effective is referred to herein as the "Registration Statement" and the prospectus included therein, in the form in which it became effective and in the form as first filed with the Commission pursuant to its Rule 424, is referred to herein as the "Prospectus." The terms used but not otherwise defined in this Agreement have the same meanings as in the Prospectus.

      You are invited to become one of the Soliciting Dealers and by your confirmation hereof you agree to act in such capacity and to use your best efforts, in accordance with the following terms and conditions, to find purchasers for the Shares. You hereby confirm that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

      l. You hereby agree to solicit, as an independent contractor and not as our agent or as an agent of the REIT or the Advisor, persons acceptable to the Advisor to enter into the Subscription Agreement in the form attached to the Prospectus. Until such time as subscription proceeds for a total of not less than 1,000,000 shares are received, accepted and deposited with the escrow agent, all subscription checks shall be payable to "U. S. Bank - Berkeley Income Trust Escrow." All Subscription Agreements solicited by you shall be transmitted promptly to the Dealer Manager in accordance with the instructions set forth in the Subscription Agreements, and all funds received by you with respect to any


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

Subscription Agreement shall be promptly transmitted to the Dealer Manager. As used herein the term "promptly transmitted" shall have the meaning set forth in Rule 15c2-4 under the Securities Exchange Act of 1934 (the "1934 Act"), as interpreted in NASD Notice to Members 84-64. You hereby agree to comply in full with such NASD Notice to Members 84-64, as it may be amended from time to time. We in turn will transmit subscriptions and funds received during the escrow period to the escrow agent not later than noon of the second business day following receipt of same by us. After subscriptions for a minimum of 1,000,000 Shares have been received, accepted and deposited with the escrow agent, and subscription proceeds are thereafter released to the REIT pursuant to the terms of the escrow agreement, all further subscription checks shall be payable directly to the REIT. No Subscription Agreement shall be effective unless and until accepted by the Advisor, and in no event will a subscription be effective until five days after the investor has received a Prospectus.

      You agree that you will:

            (a) (i) diligently make inquiries as required by law of all prospective investors in order to ascertain whether a purchase of Shares is suitable for the investors and (ii) inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment;

            (b) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by you, that:

                  (i) the participant is or will be in a financial position
            appropriate to enable him to realize to a significant extent the benefits described in the Prospectus;

                  (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

                  (iii) the program is otherwise suitable for the participant;

            (c) maintain copies of all Subscription Agreements and information relating to suitability determinations in your records for the longer of (i) six years from the date of investment, (ii) the period prescribed by Rule 17a-4 under the 1934 Act, or (iii) the period required by applicable state blue sky laws;

            (d) execute no transaction in a discretionary account without prior written approval of the transaction by the investor; and



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

            (e) comply in all respects with the Conduct Rules of the NASD in the conduct of the offering of Shares.

      Furthermore, you expressly agree to be bound by the escrow agreement executed by the REIT for the deposit of subscription proceeds pending receipt and acceptance of subscriptions for a minimum of 120,000 Shares.

      All subscriptions solicited by you will be strictly subject to confirmation by us and acceptance thereof by the REIT and we, the REIT and the Advisor, reserve the right in our and its uncontrolled discretion to reject any such subscription and to accept or reject subscriptions in the order of their receipt by the REIT or otherwise. A sale of a share shall be deemed to be completed only after (i) the REIT receives a properly completed subscription agreement from the Soliciting Dealer, together with payment of the full purchase price of each purchased Unit from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus; (ii) a period of five days has passed following the receipt by the investor of a Prospectus; and (iii) such subscription agreement has been accepted in writing by the Advisor. Neither you nor any other person is authorized to give any information or make any representation other than those contained in the Prospectus or in any supplemental sales literature furnished by the Dealer Manager or the REIT for use in making solicitations in connection with the offer and sale of the Shares.

      Upon release by us, you may offer the Shares at the public offering price, subject to the terms and conditions hereof.

      2. We understand that the REIT will provide you with such number of copies of the enclosed Prospectus and such number of copies of amendments and supplements thereto as you may reasonably request. In this connection, the REIT and the Advisor have represented and warranted to us that the Registration Statement and the Prospectus, and all amendments or supplements thereto, will contain all statements which are required to be stated therein in accordance with the 1933 Act and the Rules and Regulations there under, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading. It is understood by the REIT and the Advisor that Section (b)(3) of Rule 2810 of the Conduct Rules of the NASD requires that you determine that all material facts relating to the subject offering are adequately and accurately disclosed to prospective subscribers and provide a basis for evaluating the offering, and the REIT and the Advisor therefore have specifically represented and warranted to us that:

      (a) all items of compensation payable to them and their affiliates are and will be set forth in the Prospectus under the caption "Management Compensation";

      (b) all types of real property to be acquired by the REIT are and will be described in the Prospectus under the caption "Investment Objectives and Policies - Types of Property" or in a supplement to be included inside the back cover of the Prospectus;



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

      (c) all material tax aspects are and will be set forth in the Prospectus under the captions "Income Tax Consequences" and "Risk Factors";

      (d) the financial position and business experience of the Advisor and of those affiliates of the Advisor who are of relevance to the subject offering are and will be accurately and adequately reflected in the Prospectus under the captions "Management" and "Prior Performance Summary";

      (e) all material conflicts of interest and risk factors are and will be set forth in the Prospectus under the captions "Conflicts of Interest" and "Risk Factors"; and

      (f) all pertinent facts relating to the liquidity and marketability of the Shares are and will be set forth in the Prospectus under the captions "Risk Factors - Limited Transferability of Shares" and "Summary of the Limited Partnership Operating Agreement - Transferability of Shares."

      We also understand that the REIT may provide you with certain supplemental sales material to be used by you in connection with the solicitation of Shares in the REIT. We will comply with the filing requirements of Section 2210(c)(2) of the NASD Conduct rules with respect to any advertisements or sales literature to be used as supplemental sales material in connection with the solicitation of Shares. You agree not to use any advertisement or sales literature, as those terms are defined in Section 2210(a) of the NASD Conduct Rules, as supplemental sales literature in the solicitation of Shares except to the extent such materials are provided by us or we have given our prior written approval for use of such materials. In the event you elect to use supplemental sales material, you agree that such material shall not be used in connection with the solicitations of Shares unless accompanied or preceded by the Prospectus as then currently in effect and as it may be amended or supplemented in the future, unless you are notified by us that such material has been prepared and cleared for use in compliance with the SEC's Rule 134. Upon your request, we will furnish to you information necessary to confirm the continued fairness, accuracy, and completeness of the Prospectus in all material respects during the offering period.

      We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not constitute, a waiver by you of compliance with any provision of the 1933 Act, or of the rules and regulations there under.



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

      You confirm that you are familiar with Securities Act Release No. 4968 and Rule l5c2-8 under the 1934 Act, relating to the distribution of preliminary and final prospectuses, and confirm that you have complied and will comply therewith. We will make available to you, to the extent they are made available to us by the REIT, such number of copies of the Prospectus as you may reasonably request for the purposes contemplated by the 1933 Act and the applicable rules and regulations there under.

      You agree that you will exercise due diligence in determining that all material facts are adequately and accurately disclosed in the Prospectus. For purposes of compliance with Sections (b)(3)(A) and (B) of Rule 2810 of the Conduct Rules of the NASD regarding due diligence, it is understood and agreed that you may rely upon the results of an inquiry conducted by another member or members of the NASD, provided that:

            (i) you have reasonable grounds to believe that such inquiry was conducted with due care;

            (ii) the results of the inquiry were provided to you with the consent of the member or members conducting or directing the inquiry; and

            (iii) no member that participated in the inquiry is a sponsor of the REIT or an Affiliate of such sponsor.

      3. We will be entitled to receive from the REIT a selling commission equal to 6% of the Gross Proceeds. For your services hereunder, subject to the condition that Subscription Agreements for a minimum of 1,000,000 Shares have been received and accepted by the Advisor by the termination date of the offering, you will receive from us a selling commission equal to 6% of the proceeds from all Subscription Agreements solicited by you and accepted by the Advisor. It is understood and agreed that no reimbursement will be made for any due diligence expenses unless they represent bona fide due diligence expenses incurred by you, such expenses are documented by itemized invoice and such invoice is delivered to us by the earlier of a date 90 days after notice of termination of the offering of Shares or a date two years from the date the offering commences.

      In the event that a sale of Shares for which you have solicited a Subscription Agreement shall not occur, whether by reason of the failure of any condition specified herein or in the Subscription Agreement or the Selling Agreement, rejection of the subscription by the REIT or otherwise, no payment with respect to such Unit shall be made to you. Further, it is understood and agreed that we shall be under no obligation to make payment to you, and you expressly waive payment, of any commission hereunder except to the extent that we shall have first received from the REIT the selling commission to which we are entitled in connection with the subject transaction. Any payment to you will be payable only with respect to transactions lawful in the jurisdictions where they occur.



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

      We as Dealer Manager may, in our discretion, permit the Advisor, a Soliciting Dealer or any Affiliate or employee of any of the foregoing or certain clients of registered investment advisers to purchase Shares net of the 6% retail selling commissions at a per Share price of $9.40, as more specifically described in the Prospectus under "Plan of Distribution - Investments by Certain Persons." Any such sale of Shares net of retail commissions will only be permitted if and to the extent that the Soliciting Dealer which would otherwise be entitled to a selling commission on any such transaction agrees to such terms. Therefore, we will by separate letter agreement establish the amount of selling commission, if any, on transactions for which you would otherwise be entitled to the full selling commission, but which are eligible for the reduction. It shall be your responsibility to notify your Affiliates and employees as to the amount, if any, by which you agree to reduce compensation otherwise payable to you.

      As described in the Prospectus, we may from time to time during the offering establish a non-cash sales incentive bonus program, subject to prior NASD approval and compliance with all applicable NASD rules and procedures.

      4. This Agreement may be terminated by us or by you at any time upon five days' written notice.

      5. In soliciting persons to acquire the Shares, you agree to comply with any applicable requirements of the 1933 Act, the 1934 Act, the published rules and regulations there under and the Conduct Rules of the NASD and, in particular, you agree that you will not give any information or make any representation other than those contained in the Prospectus and in any supplemental sales literature furnished to you by the REIT or us for use in making such solicitations. You further confirm and agree that, in connection with any assistance you may provide in the sale or transfer of Shares, you will fulfill your obligations pursuant to Sections (b)(2)(B) and (b)(3)(D) of Rule 2810 of the Conduct Rules of the NASD.

      6. We assume no obligation or responsibility in respect of the qualification of the Shares under the laws of any jurisdiction, except to the extent that we have affirmatively represented to you the effectiveness of any such qualification. The Blue Sky Memorandum enclosed, or to be promptly furnished to you, indicates the states in which it is believed by the REIT that the Shares are exempt from, or have been qualified under, the applicable state securities or "blue sky" laws and the restrictions, if any, on the rights of dealers to solicit sales thereof. It is understood that under no circumstances will you engage in any activities hereunder in any state which is not listed in said Blue Sky Memorandum as a state in which the Shares are exempt from, or qualified under, the state securities or "blue sky" laws. Solicitations are to be made only by Soliciting Dealers qualified to act as such for such purpose within the states in which they make such solicitations.



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

      7. Nothing contained herein shall constitute the Soliciting Dealers and us, or any of them, an association, partnership, unincorporated business, or other separate entity. We shall be under no liability to make any payment to you except out of funds received by us from the REIT as hereinabove provided, and we shall not be under any liability for or in respect of the value or validity of the Subscription Agreements, the Shares, or the performance by anyone of any agreement on its part, or for, or in respect of any matters connected with this Agreement. Notwithstanding the previous sentence, we shall be fully liable to you for any damages or harm suffered by you as a direct result of our lack of good faith, or for obligations expressly assumed by us in this Agreement.

      8. It is expressly understood that the Dealer Manager may cooperate with other broker dealers who are licensed members of the NASD, registered as broker dealers with the SEC and duly licensed by the appropriate regulatory agency of each state in which they will offer and sell the Shares of the REIT. Such other NASD members may be employed by the Dealer Manager as Soliciting Dealers on terms and conditions identical or similar to this Agreement and shall receive such rates of commission as are agreed to between the Dealer Manager and the respective other Soliciting Dealers and as are in accordance with the terms of the Registration Statement, and to that extent such other Soliciting Dealers shall compete with you in the sale of the Shares.

      9. Under the Selling Agreement, the Advisor has agreed to indemnify us, the Soliciting Dealers and each person, if any, who controls us or any Soliciting Dealer within the meaning of the 1933 Act against certain liabilities under such Act. Each Soliciting Dealer agrees to indemnify the Advisor and the REIT as provided in Paragraph 7 of the Selling Agreement and to indemnify us and each other Soliciting Dealer to the same extent and in the same manner as such Soliciting Dealer agrees to indemnify the Advisor and the REIT. In the execution of the Selling Agreement, we shall be deemed to have acted as a representative of each of the Soliciting Dealers, and the Soliciting Dealers shall be deemed to be in privity of contract with the Advisor and the REIT.

      10. Neither the Dealer Manager, the REIT or the Advisor, nor any affiliates thereof, will (a) notify or actively solicit your clients with respect to any further transactions, or (b) release the name and/or account information or any of your clients to any other party unless required by court order, an authorized governmental or self-regulatory entity, or by the Limited Liability Company Operating Agreement to do so. For purposes of this paragraph notify or solicit shall not be deemed to include any direct and unassisted contact by a broker-dealer other than the sponsor, the Dealer Manager or the REIT. The provisions of this section shall survive any termination of the Selling Agreement or this Agreement.



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

      11. You understand and acknowledge that in the process of conducting your due diligence investigation of the Dealer Manager, the REIT or its Advisor, or any affiliates thereof (each, and "Berkeley Party"), you may be granted access to, and take possession and control, and otherwise shall have information deemed confidential in nature by such Berkeley Party. The term "Confidential Materials" means any materials with respect to, whether or not such materials are proprietary to, any Berkeley Party, whether or not owned or developed by such Berkeley Party, which are not generally known other than by such Berkeley Party, and which you may obtain from an BERKELEY Party through any direct or indirect contact with an Berkeley party or through your due diligence investigation, whether performed by you directly or by your agent or nominee. Confidential Materials include, without limitation, reports, economic models, ideas, plans, programs and concepts with us or any other Berkeley Party, whether or not such information meets the legal definition of a "trade secret". You understand and acknowledge that the Confidential Materials are a unique asset of the respective Berkeley Party, which provide such Berkeley Party with a significant competitive advantage and would be harmful to the Berkeley Party if the Confidential Materials were improperly disclosed. Therefore, you agree to hold in confidence and to not disclose the Confidential Materials to any person or entity without our prior written consent, and will not copy or modify any Confidential Materials without our prior written consent. You hereby also agree to use the Confidential Materials strictly for your due diligence evaluation of the Berkeley Party. Further, you agree to not disclose any Confidential Materials to any third person, or to any of your associates, except those associates who are required to have the Confidential Materials in order to perform their job duties in connection with the limited purposes of due diligence evaluation and work related to the Relationship ("Permitted Use"). You shall assure that each permitted associate to whom Confidential Materials is disclosed pursuant to a Permitted Use shall be bound by the terms of this Paragraph 11, and you shall advised such associate of the existence and contents of the terms of this confidentiality provision. Nothing will prevent you from producing Confidential Materials pursuant to any subpoena, but, in such event, you will provide us with notice so that the respective Berkeley Party may seek a protective order. The obligation to maintain the confidentiality and non-use will not apply to Confidential Materials, which is in, or hereinafter becomes part of, the public domain without breach hereof. You shall further refrain from, directly or indirectly, using for competitive purposes, disclosing, disseminating or publishing the Confidential Materials, except as approved in writing by us, and shall take such steps as are necessary to keep the Confidential Materials confidential. This provision shall continue to bind you regardless of the outcome of any sale of Shares or receipt of Commissions. It is agreed and stipulated by you that the disclosure or use of the Confidential Materials in violation of this provision by you will cause certain damages to the respective Berkeley Party, and that the amount of such damages is difficult to calculate.


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

Accordingly, in the event that you cause or permit the disclosure of the Confidential Materials to a third party and/or use the Confidential Materials for any reason other than the Permitted Use, the respective Berkeley Party will have recourse to injunctive relief. The Berkeley Party shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages. Furthermore, if a dispute regarding this Paragraph 11 arises and you are not the successful party in the resolution of the dispute, you agree to pay reasonable attorney's fees and all court costs and other expenses. Upon the written request of Berkeley, you shall return to Berkeley all written materials containing the Confidential Materials, except for those Confidential Materials which you are required, by law, self regulatory organization rule and/or regulation, to keep. In such case, you shall also deliver to us written statements signed by you certifying that all Confidential Materials required to be returned have been returned, within five (5) days of receipt of the request.

      12. We acknowledge that you may form opinions regarding the Dealer Manager, the REIT, or the Advisor, regarding the Shares including but not limited to evaluations of the Dealer Manager's, the REIT's or the Advisor's personnel, track record, financial statements, and terms of the offering. This evaluation may differ from the Dealer Manager's, the REIT's or the Advisor's assessment and may be negative in nature. The Dealer Manager, the REIT and the Advisor acknowledge that said evaluation shall not prohibit you from satisfying your "best efforts" obligation under the sales agreement. We hereby grant you the right to communicate to others your evaluations so long as such evaluations are made in good faith and the communication concerning the evaluations are consistent with such evaluations and are limited in scope to the extent reasonably deemed necessary by you to serve your customers and otherwise to conduct your securities business. We waive any rights of action which may arise from the circumstances described in this paragraph.

      13. Any controversy or claim arising out of this agreement shall be settled by arbitration in California in accordance with the then current rules of the NASD, if appropriate, and otherwise with the then current rules of the American Arbitration Association. Judgment upon the arbitration award may be entered in any court having jurisdiction. Reasonable expenses, attorney's fees, and costs incurred therein shall be paid in accordance with the award of the arbitrators. The prevailing party shall be reimbursed for the reasonable costs of the investigation, attorney's fees and court costs.

      14. Any notice from us to you as Soliciting Dealer shall be deemed to have been duly given if mailed or telegraphed to you at your address set forth below.

      15. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.



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

      (a) "Customer Information" means any information contained on a customer's subscription documents or other form and all nonpublic personal information about a customer that a party receives from the other party. "Customer Information" shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

      (b) The parties understand and acknowledge that they may be deemed to be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated there under (collectively, the "Privacy Laws"), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule, or
      (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to the Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

      (c) The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated there under (collectively, the "Privacy Laws"), and that any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than
      (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, or as permitted under the use in the ordinary course of business exception to the Privacy Laws.

      (d) The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

      (e) The parties agree to discontinue the use of and destroy, where applicable and as permissible, under law and regulation, all information, ideas, techniques, and materials supplied by the other party upon termination of this Agreement. Each agrees to cooperate with the party and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either party.



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

      (f) The provisions of this paragraph shall survive the termination of the Agreement.

      16. Each party to this Agreement represents and warrants that it has established and implemented anti-money laundering compliance programs, in accordance with NASD Rule 3011 and Section 352 of the Money Laundering Abatement Act, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Shares and Interests. In addition, each party to this Agreement will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions, including, without limitation, applicable provisions of the Bank Secrecy Act and the USA Patriot Act of 2001, as well as regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control. In addition, each party agrees to take all necessary and appropriate steps, consistent with applicable laws and regulations, to obtain, verify, and retain information with regard to client and/or account owner identification and source of funds for its customers. Each party agrees to notify immediately the other parties in the event that it has reason to believe that any of its customers for the Interests, or persons related to the issuance of the Interests, are engaged in money laundering activities or are associated with any terrorist or other individuals, entities or organizations sanctioned by the United States or the jurisdictions in which any party does business.

      Please confirm this agreement to solicit persons to acquire Shares on the foregoing terms and conditions by signing and returning the form enclosed herewith.

                                    Very truly yours,

                                    BERKELEY CAPITAL SECURITIES, LLC

                                    By: ______________________________


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


Berkeley Capital Securities, Inc.
Xxxxxxxxxxxxxx
San Francisco, CA
xxxxx-xxxx

      RE: Berkeley Income Trust, Inc.

Gentlemen:

      The undersigned confirms its agreement to act as a Soliciting Dealer as referred to in the foregoing Soliciting Dealers Agreement, subject to the terms and conditions of such Agreement. The undersigned confirms that it is a member in good standing of the National Association of Securities Dealers, Inc.

      PLEASE NOTE: The undersigned further confirms that its registered representatives (check one):

            __ are authorized

            __ are not authorized

to subscribe for Shares for their own account on terms which include a rebate of commissions otherwise payable on their investment, as described in the Prospectus under "Plan of Distribution."

Dated: ________, 200_.     ________________________________________
                                      (Print Name of Firm)

                           By: ____________________________________
                                   (Authorized Representative)

                           ___________________________________________
                             (Print Name of Authorized Representative)

                           Address ___________________________________

                                   ___________________________________

                           Phone Number (___)_________________________




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Send Due Diligence Information To:   Send Marketing Information To:
---------------------------------    -----------------------------

__________________________________   __________________________________

__________________________________   __________________________________


                                     Send Commission Checks To:
                                     --------------------------

                                     __________________________________



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